UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024 (February 13, 2024)

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On February 14, 2024, Inspire Veterinary Partners, Inc. (“Inspire” or the “Company”) issued 1,214,293 shares of Class A common stock of the Company, par value $0.0001 per share (the “Shares”) to Tumim Stone Capital LLC (“Tumim”), pursuant to the previously disclosed common stock purchase agreement (the “Purchase Agreement”), dated November 30, 2023, by and between Inspire and Tumim, as amended by the previously disclosed letter agreement (the “Letter Agreement”), dated January 19, 2024, by and between Inspire and Tumim. In addition, on February 13, 2024, Inspire issued a warrant (the “Warrant”) to purchase up to 1,654,889 shares of Class A common stock of the Company, par value $0.0001 per share (the “Warrant Shares”), to Tumim pursuant to the Purchase Agreement and the Letter Agreement. Inspire issued the Shares and the Warrant in fulfilment of its obligation to issue “Commitment Shares” to Tumim upon its entry into the Purchase Agreement, as such term is defined in the Letter Agreement and pursuant to the terms set forth in the Letter Agreement and the Purchase Agreement.

Inspire issued the Shares and the Warrant to Tumim pursuant to a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. Inspire did not receive any proceeds with respect to the issuance of the Commitment Shares or the Warrant and does not expect to receive any material proceeds from Tumim’s exercise, if any, of the Warrant for the purchase of Warrant Shares.

The foregoing description of the Purchase Agreement and Letter Agreement are qualified in their entirety by reference to the Purchase Agreement and the Letter Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference. The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant attached as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A common stock of the Company or any other securities of the Company in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s current expectations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to the sale and issuance of additional shares of Class A common stock to Tumim pursuant to the Purchase Agreement. These and other risks and uncertainties are described more fully in the sections captioned “Risk Factors” in the Company’s Registration Statements on Form S-1 related to the Company’s public offerings and in the Company’s other filings with the Commission. Forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no duty to update such information, except as required under applicable law.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Warrant, dated February 13, 2024
10.1(a)	Common Stock Purchase Agreement, dated November 30, 2023, between Inspire Veterinary Partners, Inc. and Tumim Stone Capital LLC
10.2(b)	Letter Agreement, dated January 19, 2024, between Inspire Veterinary Partners, Inc. and Tumim Stone Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(a)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 6, 2023.
(b)	Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1/A filed January 26, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2024	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	Chair, President and Chief Executive Officer

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